QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Form S-3 (No. 333-216611) of One Liberty Properties, Inc. and in the related Prospectus,

  (2)
  Form S-3 (No. 333-207915) of One Liberty Properties, Inc. and in the related Prospectus, and

  (3)
  Form S-8 (No. 333-212935) pertaining to the One Liberty Properties, Inc. 2016 Incentive Plan;

of our reports dated March 14, 2018, with respect to the consolidated financial statements and schedule of One Liberty Properties, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of One Liberty Properties, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of One Liberty Properties, Inc. and Subsidiaries for the year ended December 31, 2017.

/s/ Ernst & Young LLP

New York, New York
March 14, 2018

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm